UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

Tevogen Bio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41002	85-1284695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite #410
Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 838-6436

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	TVGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2024, Tevogen Bio Holdings Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with an investor (the “Investor”), pursuant to which the Investor purchased 600 shares of Series C Preferred Stock of the Company for an aggregate purchase price of $6.0 million.

The shares of Series C Preferred Stock will be convertible at the election of the holder, beginning six months after the date of issuance, into shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company at a conversion price equal to the volume-weighted average price of the Common Stock for the 30 trading days immediately prior to the exercise of the holder’s conversion option, subject to a floor price of $0.6172. To the extent that the issuance of shares of Common Stock pursuant to such conversion would result in the holder holding more than 9.99% of the Common Stock outstanding immediately following such issuance (the “Beneficial Ownership Limitation”), the Company will issue pre-funded warrants with an exercise price of $0.0001 per share to purchase that number of shares of Common Stock that would have otherwise been issued to the holder. Unless a holder of Series C Preferred Stock provides prior written consent to waive the Beneficial Ownership Limitation, and except as pre-funded warrants are issued in lieu of shares of Common Stock, the Company shall not effect any conversion and a holder shall not have the right to convert any shares of Series C Preferred Stock to the extent that such conversion would result in such holder exceeding the Beneficial Ownership Limitation. A holder may, upon written notice to the Company, increase or decrease the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event shall exceed 19.99%. The Series C Preferred Stock will be subject to a call right providing the Company the right to call the stock at any time after the fifth anniversary of the date of issuance. The Series C Preferred Stock will be non-voting. The Series C Preferred Stock will carry an annual 7.5% cumulative dividend, compounded annually, beginning on the later of (1) September 30, 2024 and (2) the date on which the Investor has paid the entirety of the purchase price under the Agreement and ending on the last business day of the calendar quarter ending September 30, 2034. Dividends will be payable in shares of Series C Preferred Stock or, at the election of the Company, in cash. The Company also agreed that so long as the Series C Preferred Stock is outstanding, the Company will not, without the written consent of the holders of 50.1% of the Series C Preferred Stock, amend, alter, or repeal any provision of the Company’s certificate of incorporation or bylaws in a manner adverse to the Series C Preferred Stock.

The Series C Preferred Stock is being sold in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Investor is an existing investor in and lender to the Company and is associated with Dr. Manmohan Patel, an existing investor in the Company and beneficial owner of more than 5% of the Common Stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2024, Suren Ajjarapu gave notice of his resignation from service as a director of the Company, effective August 21, 2024. Mr. Ajjarapu’s decision to resign was not because of a disagreement with the Company or the Board of Directors of the Company on any matter relating to the Company’s operations, policies, or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2024, the Company filed the Certificate of Designation of Series C Preferred Stock (the “Series C Certificate of Designation”) with the Delaware Secretary of State, creating the Series C Preferred Stock and establishing the rights, preferences and other terms of the Series C Preferred Stock. A summary of the material terms of the Series C Certificate of Designation is set forth below.

Security	Series C Preferred Stock, par value $0.0001 per share.

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Series C Preferred Stock ranks junior to the Company’s Series A Preferred Stock and Series A-1 Preferred Stock and senior to all the Company’s Common Stock with respect to dividend rights and rights on the distribution of assets upon liquidation, dissolution and winding up.

Original Issue Price	$10,000 per share of Series C Preferred Stock.

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Dividend	Holders of Series C Preferred Stock are entitled to receive dividends accruing quarterly on a cumulative basis payable at a fixed rate of 7.5% per annum, compounded annually, beginning on the later of (1) September 30, 2024 and (2) the date on which the entirety of the purchase price has been paid under the Agreement and ending on the last business day of the calendar quarter ending September 30, 2034. Dividends are payable in shares of Series C Preferred Stock or, at the election of the Company, in cash. The Series C Preferred Stock will also participate on an as-converted basis in any regular or special dividends paid to holders of the Common Stock.

Redemption	The Series C Preferred Stock is subject the Company’s right, at any time after the 5th anniversary from the date of the issuance of the shares of Series C Preferred Stock, to call the Series C Preferred Stock for $10,000.00 per share plus any Accruing Dividends accrued but unpaid thereon.

Conversion Rights	The holders of the Series C Preferred Stock may elect to convert the Series C Preferred Stock into shares of the Common Stock, at the applicable conversion rate (subject to certain adjustments), at any time beginning 6 months after the date of the issuance of the shares of Series C Preferred Stock, which right is subject to termination upon a Deemed Liquidation Event or a liquidation, dissolution or winding up of the Company; and provided that to the extent that the issuance of shares of the Common Stock pursuant to such conversion would result in a holder exceeding the Beneficial Ownership Limitation, the Company will issue pre-funded warrants with an exercise price of $0.0001 per share to purchase that number of shares of Common Stock that would have otherwise been issued to such holder.

Beneficial Ownership Limitation	Unless a holder of Series C Preferred Stock provides prior written consent to waive the Beneficial Ownership Limitation, and except as pre-funded warrants are issued in lieu of shares of Common Stock, the Company shall not effect any conversion and a holder shall not have the right to convert any shares of Series C Preferred Stock to the extent that such conversion would result in such holder exceeding the Beneficial Ownership Limitation. A holder may, upon written notice to the Company, increase or decrease the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event shall exceed 19.99%.

Consent Rights	As long as the Series C Preferred Stock is outstanding, the Company will not, without the written consent of the holders of 50.1% of the Series C Preferred Stock, amend, alter, or repeal any provision of the Company’s certificate of incorporation or bylaws in a manner adverse to the Series C Preferred Stock.

Voting	The holders of outstanding shares of Series C Preferred Stock shall have no voting rights with respect to such shares of Series C Preferred Stock on any matter presented to the Company’s stockholders, except as required by law or as specifically set forth in the Series C Certificate of Designation.

Liquidation Preference	In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, in each case after any payment shall be made to the holders of Series A Preferred Stock or Series A-1 Preferred Stock and before any payment shall be made to the holders of Common Stock, the Company is required to pay the Series C Preferred Stock holders an amount per share equal to the greater of (i) the Original Issue Price plus Accruing Dividends accrued but unpaid on each share of Series C Preferred Stock and (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

No Maturity and No Sinking Fund	The Series C Preferred Stock will have no stated maturity and will not be subject to any sinking fund.

No Preemptive Rights	The Series C Preferred Stock will have no rights of preemption as to any securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Series C Preferred Stock of Tevogen Bio Holdings Inc.
10.1	Securities Purchase Agreement, dated as of August 21, 2024, by and among Tevogen Bio Holdings Inc. and The Patel Family, LLP
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tevogen Bio Holdings Inc.

Date: August 23, 2024	By:	/s/ Ryan Saadi
	Name:	Ryan Saadi
	Title:	Chief Executive Officer

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